For Immediate Release

Condor Hospitality Trust Reports Fourth Quarter and Fiscal Year 2019 Results

BETHESDA, MD, March 31, 2020 – Condor Hospitality Trust, Inc. (NYSE American: CDOR) (the “Company”) today announced results for the fourth quarter ended December 31, 2019.

FOURTH QUARTER AND FISCAL YEAR 2019 RELEASE FINANCIAL HIGHLIGHTS

•	Revenue of $61.1 million in Fiscal Year 2019 including $0.3 million from Legacy Hotels, Decreased 6.2% from $65.1 million of Revenue in Fiscal Year 2018 which included $4.4 million from Legacy Hotels.
•

Revenue in the fourth quarter 2019 of $14.3 million generated entirely from New Investment Platform Hotels, a 3.6% decrease from $14.8 million generated by New Investment Platform Hotels in the $15.1 million fourth quarter 2018 Revenue.

•	Same-Store ADR increased 1.3% in Fiscal Year 2019 compared to Fiscal Year 2018 while Same- Store RevPAR increased 0.1% over this same time period in the previous year.
•

Net Earnings (Loss) Attributable to Common Shareholders of ($2.0 million), or ($0.17) per Diluted Share in the fourth quarter, compared to ($1.1 million), or ($0.10) per share, in the 2018 fourth quarter.  Decline in Net Earnings Attributable to Common Shareholders primarily caused by $0.1 million Increase in General and administrative costs for the fourth quarter, $0.2 million in Equity Transaction and Strategic Alternatives costs incurred in the fourth quarter 2019, and $0.3 million Increase in Income tax expense for the quarter.

•	Adjusted Funds from Operations for the fourth quarter 2019 was $1.8 million, or $0.15 per Diluted Share, a $0.5 million decrease from $2.3 million, or $0.20, in the 2018 fourth quarter.
•

Hotel EBITDA decreased to $26.2 million from $27.6 million, a 5.3% Decrease Over Last Fiscal Year, the current Fiscal Year included $0.1 million from Legacy Hotels compared to $1.1 million from Legacy Hotels in the Last Fiscal Year.

MANAGEMENT COMMENTARY

Bill Blackham, Condor’s Chief Executive Officer, commented:

“For the Fiscal year 2019 our portfolio outperformed the upscale and upper midscale chain scales with 0.1% RevPAR growth compared to (0.5)% for upscale and (0.2)% for upper midscale as reported by Smith Travel Research.  Our proforma same-store RevPAR for the fourth quarter 2019 excluding the Home2 Tallahassee increased 0.3% as compared to (0.6)% for upscale and (1.0)% for upper midscale, as reported by Smith Travel Research while unadjusted same-store RevPAR declined 2.9% for the fourth quarter.  In addition to the market conditions in Tallahassee and San Antonio, the portfolio during the quarter experienced ongoing operational disruptions caused by management company changes at seven of our hotels.  In the Fiscal year 2019 Same-Store Hotel EBITDA was approximately 2.0% lower than 2018 at $26.3 million compared to $26.8 million, and our margins while declining for the year, did so moderately reducing 60 bps from 37.7% in 2018 to 37.1% in 2019.  The outbreak of the novel coronavirus has reduced travel and adversely affected the hospitality industry in general.  The extent to which our business may be affected by the coronavirus will largely depend on future developments which we cannot accurately predict, and its impact on customer travel, including the duration of the outbreak, the continued spread and treatment of the coronavirus.”

FINANCIAL SUMMARY

At December 31, 2019,  the Company’s total portfolio included 15 hotels, representing 1,908 rooms. The Company’s last remaining legacy asset was sold during the first quarter of 2019.

Total Company Financial Results

($ in millions except per share amounts)

	Three months ended December 31,			Year ended December 31,
	2019	2018	Change	2019	2018	Change
Revenue	$14.3	$15.1	-5.1%	$61.1	$65.1	-6.2%
Net Earnings (Loss) Attributable to Common Shareholders	$(2.0)	$(1.1)	-77.3%	$(5.7)	$4.8	NA
Diluted Earnings (Loss) per Share	$(0.17)	$(0.10)	-70.0%	$(0.48)	$0.40	NA

Funds from Operations (FFO)*	$0.9	$1.6	-41.1%	$5.7	$10.3	-44.3%
FFO per Diluted Share*	$0.06	$0.12	-50.0%	$0.43	$0.81	-46.9%
Adjusted FFO*	$1.8	$2.3	-22.9%	$11.3	$12.2	-8.0%
Adjusted FFO per Diluted Share*	$0.15	$0.20	-25.0%	$0.94	$1.02	-7.8%

Hotel EBITDA*	$5.3	$6.1	-13.0%	$26.2	$27.6	-5.3%
Adjusted EBITDAre*	$4.0	$4.8	-16.0%	$21.2	$21.9	-3.5%

*Please see the Reg. G reconciliation tables at the end of this release.

Same Store Operational Results**

 ($ in millions except per share amounts and operating metrics)

	Three months ended December 31,			Year ended December 31,
	2019	2018	Change	2019	2018	Change
Same-Store RevPAR	$89.68	$92.35	-2.9%	$98.68	$98.63	0.1%
Same-Store Occupancy	75.07%	76.20%	-1.5%	78.88%	79.84%	-1.2%
Same-Store ADR	$119.45	$121.10	-1.4%	$125.09	$123.54	1.3%

Same-Store Hotel EBITDA*	$5.3	$6.0	-12.8%	$26.1	$26.8	-2.5%
Same-Store Hotel EBITDA Margin*	32.2%	36.0%	-3.8%	36.8%	37.8%	-1.0%

*Please see the Reg. G reconciliation tables at the end of this release.

**Financial results presented above include results from prior to our ownership.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

As of December 31, 2019, the Company had cash and cash equivalents (including restricted cash) of $8.4 million and available revolver borrowing capacity of $9.0  million.  As of December 31, 2019, the Company had total outstanding long-term debt of $135.4 million associated with assets held for use with a weighted average maturity of 1.5 years and a weighted average interest rate of 4.22%.

CAPITAL INVESTMENTS

The Company invested $1.5 million in capital improvements throughout the portfolio in the twelve months ended December 31, 2019 to upgrade its properties and maintain brand standards.

OUTLOOK AND GUIDANCE

The Company has suspended guidance until further notice.

DIVIDENDS

On December 18, 2019 the Company announced that its Board of Directors has authorized and the Company has declared a cash common stock dividend of $0.195 per share, payable on December 31, 2019 to shareholders of record on December 30, 2019.  On March 30, 2020, the Sixth Amendment to the Key Bank credit facility was signed which provides that no cash dividends or distributions may be made to common or preferred shareholders for the remaining term of the debt.

EARNINGS CALL

The Company will not be conducting a fourth quarter earnings conference call.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. The Company currently owns 15 hotels in 8 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels.

Forward-Looking Statement

This news release (including statements about the expected timing, completion and effects of the Merger) may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue”, “project”, “plan”, the negative version of these words or other similar expressions.  Readers are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict.  Condor may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including without limitation, the following:  (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) unknown, underestimated or undisclosed commitments or liabilities; (iii) the inability to complete the proposed transaction due to the failure to satisfy the closing conditions to the proposed transaction; (iv) risks related to disruption of management’s attention from Condor’s ongoing business operations due to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the ability of the parties to retain and hire key personnel, maintain relationships with their franchisors, management companies and suppliers, and maintain their operating results and business generally; (vi) the risk that certain approvals or consents will not be received in a timely manner or that the proposed transaction will not be consummated in a timely manner; (vii) adverse changes in U.S. and non-U.S. governmental laws and regulations; (viii) the risk of litigation, including shareholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements; and (ix) risks related to uncertainty and disruption in global economic markets as a result of COVID-19 (commonly referred to as the coronavirus).

The forward-looking statements represent Condor’s views as of the date on which such statements were made.  Condor anticipates that subsequent events and developments may cause those views to change.  These forward-looking statements should not be relied upon as representing Condor’s views as of any date subsequent to the date hereof.  Condor expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional factors that may affect the Company’s business or financial results are described in the risk factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SELECTED FINANCIAL DATA:

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

 (In thousands, except share and per share data)

	As of December 31,
	2019	2018

Assets
Investment in hotel properties, net	$222,063	$230,178
Investment in unconsolidated joint venture	4,244	5,866
Cash and cash equivalents	2,584	4,151
Restricted cash, property escrows	5,811	5,005
Accounts receivable, net	1,099	1,290
Prepaid expenses and other assets	1,118	2,227
Derivative assets, at fair value	22	639
Investment in hotel properties held for sale, net	-	4,092
Total Assets	$236,941	$253,448

Liabilities and Equity

Liabilities
Accounts payable, accrued expenses, and other liabilities	$5,523	$5,336
Dividends and distributions payable	145	2,330
Derivative liabilities, at fair value	366	-
Convertible debt, at fair value	1,080	1,000
Long-term debt, net of deferred financing costs	134,001	135,810
Long-term debt related to hotel properties held for sale, net of deferred financing costs	-	1,120
Total Liabilities	141,115	145,596

Equity
Shareholders' Equity
Preferred stock, 40,000,000 shares authorized:
6.25% Series E, 925,000 shares authorized, $.01 par value, 925,000 shares outstanding, liquidation preference of $9,395 and $9,250	10,050	10,050
Common stock, $.01 par value, 200,000,000 shares authorized;11,993,608 and 11,833,573 shares outstanding	120	119
Additional paid-in capital	233,189	231,805
Accumulated deficit	(147,582)	(134,970)
Total Shareholders' Equity	95,777	107,004
Noncontrolling interest in consolidated partnership (Condor Hospitality Limited Partnership), redemption value of $47 and $435	49	848
Total Equity	95,826	107,852

Total Liabilities and Equity	$236,941	$253,448

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

	(Unaudited)
	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Revenue
Room rentals and other hotel services	$14,306	$15,082	$61,052	$65,057
Operating Expenses
Hotel and property operations	9,503	9,690	38,769	41,008
Depreciation and amortization	2,407	2,349	9,568	9,475
General and administrative	1,255	1,144	5,700	6,217
Acquisition and terminated transactions	23	19	38	205
Equity transaction and strategic alternatives	224	-	2,110	-
Total operating expenses	13,412	13,202	56,185	56,905
Operating income	894	1,880	4,867	8,152
Net gain (loss) on disposition of assets	(45)	(17)	(36)	5,570
Equity in earnings (loss) of joint venture	(405)	(469)	190	(218)
Net gain (loss) on derivatives and convertible debt	(155)	(402)	(1,071)	317
Other expense, net	(24)	(26)	(104)	(83)
Interest expense	(1,807)	(2,153)	(7,976)	(8,326)
Impairment recovery	-	-	-	93
Earnings (loss) from continuing operations before income taxes	(1,542)	(1,187)	(4,130)	5,505
Income tax expense	(282)	(20)	(937)	(335)
Net earnings (loss)	(1,824)	(1,207)	(5,067)	5,170
Loss (earnings) attributable to noncontrolling interest	2	242	19	195
Net earnings (loss) attributable to controlling interests	(1,822)	(965)	(5,048)	5,365
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(144)	(144)	(578)	(578)
Net earnings (loss) attributable to common shareholders	$(1,966)	$(1,109)	$(5,626)	$4,787

Earnings (Loss) per Share
Total - Basic Earnings (Loss) per Share	$(0.17)	$(0.10)	$(0.48)	$0.40
Total - Diluted Earnings (Loss) per Share	$(0.17)	$(0.10)	$(0.48)	$0.40

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Non-GAAP financial measures are measures of our historical financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We report Funds from Operations (“FFO”), Adjusted FFO (“AFFO”), Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), EBITDA for real estate (“EBITDAre”), Adjusted EBITDAre, and Hotel EBITDA as non-GAAP measures that we believe are useful to investors as key measures of our operating results and which management uses to facilitate a periodic evaluation of our operating results relative to those of our peers.  Our non-GAAP measures should not be considered as an alternative to U.S. GAAP net earnings as an indication of financial performance or to U.S. GAAP cash flows from operating activities as a measure of liquidity.  Additionally, these measures are not indicative of funds available to fund cash needs or our ability to make cash distributions as they have not been adjusted to consider cash requirements for capital expenditures, property acquisitions, debt service obligations, or other commitments.

FFO and AFFO

The following table reconciles net earnings (loss) to FFO and AFFO for the three months and year ended December 31, 2019 and 2018 (in thousands). All amounts presented include our portion of the results of our unconsolidated Atlanta JV.

	Three months ended		Years ended
	December 31,		December 31,
Reconciliation of Net Earnings (Loss) to FFO and AFFO	2019	2018	2019	2018
Net earnings (loss)	$(1,824)	$(1,207)	$(5,067)	$5,170
Depreciation and amortization expense	2,407	2,349	9,568	9,475
Depreciation and amortization expense from JV	300	289	1,195	1,155
Net (loss) gain on disposition of assets	45	17	36	(5,570)
Net loss on disposition of assets from JV	-	128	2	157
Impairment recovery	-	-	-	(93)
FFO	928	1,576	5,734	10,294
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(144)	(144)	(578)	(578)
FFO attributable to common shares and common units	784	1,432	5,156	9,716
Net loss (gain) on derivatives and convertible debt	155	402	1,071	(317)
Net loss on derivatives from JV	-	22	1	22
Acquisitions and terminated transactions expense	23	19	38	205
Equity transaction and strategic alternatives	224	-	2,110	-
Loss on extinguishment of debt from JV	-	-	138	-
Stock-based compensation and LTIP expense	125	62	1,026	974
Amortization of deferred financing fees	286	363	1,267	1,443
Amortization of deferred financing fees from JV	210	45	444	181
AFFO attributable to common shares and common units	$1,807	$2,345	$11,251	$12,224

FFO attributable to common shares and partnership units - Basic	$784	$1,432	$5,156	$9,716
Convertible note interest and fair value adjustments	(103)	(33)	-	(6)
FFO attributable to common shares and partnership units - Diluted	$681	$1,399	$5,156	$9,710

FFO per common share and partnership unit - Basic	$0.07	$0.12	$0.43	$0.82
FFO per common share and partnership unit - Diluted	$0.06	$0.12	$0.43	$0.81

Weighted average common shares and partnership units - Basic FFO	11,935,689	11,878,418	11,910,443	11,870,477
Weighted average common shares and partnership units - Diluted FFO	12,035,028	11,986,970	11,925,587	11,982,047

AFFO attributable to common shares and partnership units - Basic	$1,807	$2,345	$11,251	$12,224
Convertible note interest	-	16	63	63
Preferred dividends at stated rates	-	-	578	578
AFFO attributable to common shares and partnership units - Diluted	$1,807	$2,361	$11,892	$12,865

AFFO per common share and partnership unit - Basic	$0.15	$0.20	$0.94	$1.03
AFFO per common share and partnership unit - Diluted	$0.15	$0.20	$0.94	$1.02

Weighted average common shares and partnership units - Basic AFFO	11,935,689	11,878,418	11,910,443	11,870,477
Weighted average common shares and partnership units - Diluted AFFO	11,937,759	11,986,970	12,690,967	12,650,158

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net earnings or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets.  FFO is calculated both for the Company in total and as FFO attributable to common shares and common units, which is FFO reduced by preferred stock dividends.  AFFO is FFO attributable to common shares and common units adjusted to exclude items we do not believe are representative of the results from our core operations, including non-cash gains or losses on derivatives and convertible debt, stock-based compensation expense, amortization of certain fees, losses on debt extinguishment, and in-kind dividends above stated rates, and cash charges for acquisition and equity transaction and strategic alternatives costs. All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

We consider FFO to be a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance.  We believe that AFFO provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and FFO, is beneficial to an investor’s understanding of our operating performance. We present FFO and AFFO per common share and common unit because our common units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to common shares and common units.

EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

The following table reconciles net earnings (loss) to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA for the three months and year ended December 31, 2019 and 2018 (in thousands). All amounts presented our portion of the results of our unconsolidated Atlanta JV.

	Three months ended		Year ended
	December 31,		December 31,
Reconciliation of Net earnings (loss) to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA	2019	2018	2019	2018
Net earnings (loss)	$(1,824)	$(1,207)	$(5,067)	$5,170
Interest expense	1,807	2,153	7,976	8,326
Interest expense from JV	495	556	2,140	2,109
Loss on extinguishment of debt from JV	-	-	138	-
Income tax expense	282	20	937	335
Depreciation and amortization expense	2,407	2,349	9,568	9,475
Depreciation and amortization expense from JV	300	289	1,195	1,155
EBITDA	3,467	4,160	16,887	26,570
Net (gain) loss on disposition of assets	45	17	36	(5,570)
Net loss on disposition of assets from JV	-	128	2	157
Impairment recovery	-	-	-	(93)
EBITDAre	3,512	4,305	16,925	21,064
Net (gain) loss on derivatives and convertible debt	155	402	1,071	(317)
Net loss on derivative from JV	-	22	1	22
Stock-based compensation and LTIP expense	125	62	1,026	974
Equity transaction and strategic alternatives	23	19	38	205

Adjusted EBITDAre	4,039	4,810	21,171	21,948
General and administrative expense, excluding stock compensation and LTIP expense	1,130	1,082	4,674	5,243
Other expense, net	24	26	104	83
Unallocated hotel and property operations expense	74	135	227	364
Hotel EBITDA	$5,267	$6,053	$26,176	$27,638

Revenue	$14,306	$15,082	$61,052	$65,057
JV revenue	2,041	1,923	10,133	9,510
Total Company and JV revenue	$16,347	$17,005	$71,185	$74,567
Hotel EBITDA as a percentage of revenue	32.2%	35.6%	36.8%	37.1%

We calculate EBITDA, EBITDAre, and Adjusted EBITDAre by adding back to net earnings or loss certain non-operating expenses and certain non-cash charges which are based on historical cost accounting that we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings or loss interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense.  NAREIT adopted EBITDAre in order to promote an industry-wide measure of REIT operating performance.  We adjust EBITDA by adding back net gain/loss on disposition of assets and impairment charges to calculate EBITDAre.  To calculate Adjusted EBITDAre, we adjust EBITDAre to add back acquisition and terminated transactions expense and equity transactions and strategic alternatives expense, which are cash charges. We also add back stock –based compensation expense and gain/loss on derivatives and convertible debt, which are non-cash charges.  EBITDA, EBITDAre, and Adjusted EBITDAre, as presented, may not be comparable to similarly titled measures of other companies.

We believe EBITDA, EBITDAre, and Adjusted EBITDAre to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations.

The Company further excludes general and administrative expenses, other non-operating income or expense, and certain hotel and property operations expenses that are not allocated to individual properties in assessing hotel performance (primarily certain general liability and other insurance costs, land lease costs, and office and banking fees) from Adjusted EBITDAre to calculate Hotel EBITDA.  Hotel EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Hotel EBITDA is intended to isolate property level operational performance over which the Company’s hotel operators have direct control.  We believe Hotel EBITDA is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties and is used by management to measure the performance of the Company’s hotels and the effectiveness of the operators of the hotels.

Same-Store Revenue and Hotel EBITDA

The following tables present our same-store revenue, Hotel EBITDA, and Hotel EBITDA margin broken down by property type for the three and year ended December 31, 2019 and 2018 (in thousands) and reconcile these same-store measures to total revenue and Hotel EBITDA as presented above.  Same-store results include all our hotels owned at December 31, 2019.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors. All amounts presented include our portion of the results of our unconsolidated Atlanta Aloft JV.  Results for periods prior to the Company’s ownership have not been included in the Company’s actual consolidated financial statements and are included here only for comparison purposes.

	Revenue - Reconciliation of Actual to Same-Store
	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Condor and JV Revenue - Actual	$16,347	$17,005	$71,185	$74,567
Revenue earned on properties disposed of prior to December 31, 2019 during the period of ownership	-	(240)	(272)	(4,362)
Revenue earned on properties owned at December 31, 2019 prior to ownership	-	-	-	637
Total Revenue - Same-Store	$16,347	$16,765	$70,913	$70,842

	Hotel EBITDA - Reconciliation of Actual to Same-Store
	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Condor and JV Hotel EBITDA - Actual	$5,267	$6,053	$26,176	$27,638
Hotel EBITDA earned on properties disposed of prior to December 31, 2019 during the period of ownership	-	(12)	(63)	(1,140)
Hotel EBITDA earned on properties owned at December 31, 2019 prior to ownership	-	-	-	285
Total Hotel EBITDA - Same-Store	$5,267	$6,041	$26,113	$26,783

	Hotel EBITDA Margin by Property Type
	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Total Hotel EBITDA Margin - Same-Store	32.2%	36.0%	36.8%	37.8%

Condor Hospitality Trust, Inc. Operating Statistics

The following tables present our same-store occupancy, ADR, and RevPAR for all our hotels owned at December 31, 2019.  Same-store occupancy, ADR, and RevPAR reflect the performance of hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors.  The performance metrics for the hotel acquired through our Atlanta JV, also presented below, reflect 100% of the operating results of the property, including our interest and the interest of our partner.

	Three months ended December 31,
	2019			2018
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Growth
Solomons Hilton Garden Inn	68.55%	$114.40	$78.43	60.21%	$115.31	$69.43	13.0%
Atlanta Hotel Indigo	70.61%	$98.12	$69.28	68.98%	$104.96	$72.40	-4.3%
Jacksonville Courtyard by Marriott	78.77%	$106.88	$84.19	73.73%	$113.02	$83.33	1.0%
San Antonio SpringHill Suites	72.71%	$125.19	$91.03	82.52%	$136.78	$112.88	-19.4%
Leawood Aloft	72.39%	$124.85	$90.37	76.40%	$122.33	$93.46	-3.3%
Lexington Home2 Suites	71.19%	$117.42	$83.59	71.79%	$121.24	$87.04	-4.0%
Round Rock Home2 Suites	76.30%	$109.55	$83.59	78.15%	$112.49	$87.92	-4.9%
Tallahassee Home2 Suites	72.51%	$122.92	$89.13	95.41%	$131.19	$125.18	-28.8%
South Haven Home2 Suites	80.60%	$113.16	$91.21	88.29%	$111.30	$98.27	-7.2%
Lake Mary Hampton Inn & Suites	78.60%	$132.24	$103.93	82.92%	$129.02	$106.98	-2.9%
Austin Residence Inn	80.09%	$132.42	$106.06	76.22%	$133.77	$101.96	4.0%
El Paso Fairfield Inn	87.47%	$106.42	$93.09	86.10%	$101.35	$87.26	6.7%
Austin TownePlace Suites	75.69%	$113.57	$85.97	67.55%	$108.73	$73.45	17.0%
Summerville Home2 Suites	88.58%	$120.18	$106.45	81.36%	$125.63	$102.21	4.2%
Wholly owned new investment platform properties	76.49%	$117.11	$89.58	77.95%	$119.54	$93.19	-3.9%
Atlanta Aloft JV	65.83%	$137.16	$90.30	64.78%	$134.20	$86.93	3.9%
Total Same-Store Portfolio	75.07%	$119.45	$89.68	76.20%	$121.20	$92.35	-2.9%

Same-Store Hotel Comparison	4Q19	4Q18	Growth
8 Negative RevPAR Same-Store Hotels	$87.76	$98.12	-10.6%
7 Positive RevPAR Same-Store Hotels	$91.86	$86.33	6.4%
Total Same-Store Portfolio	$89.68	$92.35	-2.9%

	Year ended December 31,
	2019			2018
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Growth
Solomons Hilton Garden Inn	75.63%	$120.98	$91.49	73.72%	$123.86	$91.30	0.2%
Atlanta Hotel Indigo	74.77%	$105.43	$78.83	75.94%	$103.80	$78.83	0.0%
Jacksonville Courtyard by Marriott	77.12%	$117.51	$90.62	78.52%	$115.66	$90.81	-0.2%
San Antonio SpringHill Suites	78.37%	$129.33	$101.36	84.05%	$137.45	$115.53	-12.3%
Leawood Aloft	70.22%	$130.45	$91.60	74.42%	$126.39	$94.06	-2.6%
Lexington Home2 Suites	78.47%	$116.46	$91.39	78.50%	$114.68	$90.02	1.5%
Round Rock Home2 Suites	82.17%	$115.04	$94.53	83.65%	$117.07	$97.93	-3.5%
Tallahassee Home2 Suites	84.96%	$124.67	$105.91	88.95%	$123.12	$109.51	-3.3%
South Haven Home2 Suites	88.16%	$117.76	$103.82	86.91%	$113.76	$98.87	5.0%
Lake Mary Hampton Inn & Suites	78.96%	$137.14	$108.29	82.22%	$134.93	$110.94	-2.4%
Austin Residence Inn	82.20%	$135.13	$111.08	80.43%	$131.49	$105.75	5.0%
El Paso Fairfield Inn	86.38%	$105.88	$91.45	82.76%	$100.85	$83.46	9.6%
Austin TownePlace Suites	73.21%	$112.49	$82.35	75.85%	$115.80	$87.83	-6.2%
Summerville Home2 Suites	84.65%	$127.95	$108.30	84.16%	$128.22	$107.91	0.4%
Wholly owned new investment platform properties	79.29%	$121.25	$96.15	80.52%	$120.53	$97.05	-0.9%
Atlanta Aloft JV	76.21%	$151.09	$115.15	75.37%	$144.43	$108.85	5.8%
Total Same-Store Portfolio	78.88%	$125.09	$98.68	79.84%	$123.54	$98.63	0.1%

Same-Store Hotel Comparison	YTD19	YTD18	Growth
8 Positive RevPAR Same-Store Hotels	$100.45	$98.29	2.2%
7 Negative RevPAR Same-Store Hotels	$96.15	$99.1	-3.0%
Total Same-Store Portfolio	$98.68	$98.63	0.1%

Condor Hospitality Trust, Inc.
Property List | As of December 31, 2019

New Investment Platform | Acquired from January 1, 2012 -December 31, 2019
	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	Hilton Garden Inn	Dowell/Solomons	MD	100	05/25/2012	$11.5
2	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
3	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
4	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
5	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
6	Aloft	Leawood	KS	156	12/14/2016	$22.5
7	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
8	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
9	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
10	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
11	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
12	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
13	Residence Inn	Austin	TX	120	08/31/2017	$22.4
14	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
15	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total Portfolio | December 31, 2019			1,908		$288.1

1 | Owned 80% by Condor at December 31, 2019 through an interest in a joint venture. The remaining interest in the joint venture was purchased by the Company on February 14, 2020 for $7.3 million.

55 Dispositions | For Period January 1, 2015 - December 31, 2019
	Hotel Name	City	State	Rooms	Disposition Date	Gross Proceeds (in millions)
1	Super 8	West Plains	MO	49	01/15/2015	$1.5
2	Super 8	Green Bay	WI	83	01/29/2015	$2.2
3	Super 8	Columbus	GA	74	03/16/2015	$0.9
4	Sleep Inn & Suites	Omaha	NE	90	03/19/2015	$2.9
5	Savannah Suites	Chamblee	GA	120	04/01/2015	$4.4
6	Savannah Suites	Augusta	GA	172	04/01/2015	$3.4
7	Super 8	Batesville	AR	49	04/30/2015	$1.5
8	Days Inn	Ashland	KY	63	07/01/2015	$2.2
9	Comfort Inn	Alexandria	VA	150	07/13/2015	$12.0
10	Days Inn	Alexandria	VA	200	07/13/2015	$6.5
11	Super 8	Manhattan	KS	85	08/28/2015	$3.2
12	Quality Inn	Sheboygan	WI	59	10/06/2015	$2.3
13	Super 8	Hays	KS	76	10/14/2015	$1.9
14	Days Inn	Glasgow	KY	58	10/16/2015	$1.8
15	Super 8	Tomah	WI	65	10/21/2015	$1.4
16	Rodeway Inn	Fayetteville	NC	120	11/03/2015	$2.6
17	Savannah Suites	Savannah	GA	160	12/22/2015	$4.0
	Total 2015			1,673		$54.7
18	Super 8	Kirksville	MO	61	01/04/2016	$1.5
19	Super 8	Lincoln	NE	133	01/07/2016	$2.8
20	Savannah Suites	Greenville	SC	170	01/08/2016	$2.7
21	Super 8	Portage	WI	61	03/30/2016	$2.4
22	Super 8	O'Neill	NE	72	04/25/2016	$1.7
23	Quality Inn	Culpeper	VA	49	05/10/2016	$2.2
24	Super 8	Storm Lake	IA	59	05/19/2016	$2.8
25	Clarion Inn	Cleveland	TN	59	05/24/2016	$2.2
26	Super 8	Coralville	IA	84	05/26/2016	$3.4
27	Super 8	Keokuk	IA	61	05/27/2016	$2.2
28	Comfort Inn	Chambersburg	PA	63	06/06/2016	$2.1
29	Super 8	Pittsburg	KS	64	08/08/2016	$1.6
30	Super 8	Mount Pleasant	IA	54	09/09/2016	$1.9
31	Quality Inn	Danville	KY	63	09/19/2016	$2.3
32	Super 8	Menomonie	WI	81	09/26/2016	$3.0
33	Comfort Inn	Glasgow	KY	60	10/14/2016	$2.4
34	Days Inn	Sioux Falls	SD	86	11/04/2016	$2.1
35	Comfort Inn	Shelby	NC	76	11/07/2016	$4.1
36	Comfort Inn	Rocky Mount	VA	61	11/17/2016	$2.2
37	Days Inn	Farmville	VA	59	11/17/2016	$2.4
38	Comfort Suites	Marion	IN	62	11/18/2016	$3.0
39	Comfort Inn	Farmville	VA	50	11/30/2016	$2.6
40	Quality Inn	Princeton	WV	50	12/05/2016	$2.1
41	Super 8	Burlington	IA	62	12/21/2016	$2.8
42	Savannah Suites	Atlanta	GA	164	12/22/2016	$2.9
	Total 2016			1,864		$61.4
43	Comfort Inn	New Castle	PA	79	03/27/2017	$2.5
44	Super 8	Billings	MT	106	03/28/2017	$4.2
45	Comfort Inn	Harlan	KY	61	04/03/2017	$1.9
46	Comfort Suites	Lafayette	IN	62	04/18/2017	$3.9
47	Key West Inn	Key Largo	FL	40	05/17/2017	$7.6
48	Quality Inn	Morgantown	WV	81	08/30/2017	$2.6
49	Days Inn	Bossier City	LA	176	09/13/2017	$1.4
50	Comfort Inn & Suites	Warsaw	IN	71	12/20/2017	$5.0
	Total 2017			676		$29.1
51	Supertel Inn/Conference Center	Creston	IA	41	01/25/2018	$2.1
52	Comfort Suites	South Bend	IN	135	03/15/2018	$6.1
53	Comfort Suites	Ft. Wayne	IN	127	05/30/2018	$7.1
54	Super 8	Creston	IA	121	08/30/2018	$5.1
	Total 2018			424		$20.4
55	Quality Inn	Solomons	MD	59	03/22/2019	$4.3

Total 2019	59	$4.3

Total Dispositions	4,696	$169.9

Acquisitions | For Period January 1, 2015 - December 31, 2019
	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
2	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
3	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
4	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
5	Aloft	Leawood	KS	156	12/14/2016	$22.5
6	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
7	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
8	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
9	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
10	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
11	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
12	Residence Inn	Austin	TX	120	08/31/2017	$22.4
13	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
14	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total Acquisitions			1,808		$276.6

1 | Owned 80% by Condor at December 31, 2019 through an interest in a joint venture.  The remaining interest in the joint venture was purchased by the Company on February 14, 2020 for $7.3 million.